AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
BTX TRADER LLC
a Delaware limited liability company

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of BTX TRADER LLC (the “Company”) is made and entered into as of the 17th day of December, 2013, by and between JOHN O’ROURKE, the initial member and managing member of the Company (the “Initial Member” or the “Managing Member”), and the other investors listed on the Schedule of Members attached hereto (collectively with the Initial Member, the “Other Members”, and such Other Members and the Managing Member, collectively, the “Members” and each a “Member”).

RECITALS:

1.           Pursuant to the Securities Purchase Agreement (as amended or modified from time to time in accordance with its terms, the “Securities Purchase Agreement”), dated as of December 4, 2012, by and among WPCS International Incorporated, a Delaware corporation with offices located at One East Uwchlan Avenue, Suite 301, Exton, Pennsylvania 19341 (the “WPCS”), and the investors listed on the Schedule of Buyers attached thereto (individually, a “Buyer” and collectively, the “Buyers”), which included certain of the Members (the “Noteholders”), the Buyers purchased, for a purchase price of $4,000,000, $4,000,000 in aggregate principal amount of senior secured convertible notes, in the form of Exhibit A to the Securities Purchase Agreement (the “WPCS Notes”) and a warrant initially exercisable into shares of common stock, $0.0001 per share par value of WPCS.

2.  Certain direct and indirect subsidiaries of WPCS (other than subsidiaries organized under the laws of a jurisdiction other than the United States, any of the states thereof or the District of Columbia (the “Foreign Subsidiaries”), and all other subsidiaries, the “U.S. Subsidiaries”) guaranteed the obligations under the WPCS Notes pursuant to a guarantee agreement (as amended or modified from time to time in accordance with its terms, the “Guarantee Agreement”).

3.  The WPCS Notes are also secured by a security interest in all or substantially all of the current and future assets of WPCS and all direct and indirect U.S. Subsidiaries of WPCS currently formed or formed in the future, and a 66% pledge of the capital stock of each of the WPCS’s Australia Subsidiaries (as defined in the WPCS Notes) and a 60% pledge of the capital stock of WPCS Asia Ltd, as evidenced by a pledge and security agreement (as amended or modified from time to time in accordance with its terms, the “Security Agreement” and together with the Guarantee Agreement, the “Security Documents”);

4.  The Buyers appointed Worldwide Stock Transfer LLC as collateral agent with respect to the Collateral (as defined in the Security Agreement) securing the WPCS Notes (in such capacity, the “Collateral Agent”) pursuant to a Collateral Agency Agreement (as amended or modified from time to time, the “Collateral Agency Agreement”);

5.  Concurrently with the closing of the transactions contemplated by the Securities Purchase Agreement, WPCS and the Buyers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which WPCS agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, and applicable state securities laws;

6.           A Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware on December 4, 2013.

7.           On December 5, 2013, the Initial Member acquired 100% of the outstanding share capital of the Company and entered into the Limited Liability Company Agreement of the Company, dated December 5, 2013 (the “Original LLC Agreement”).

8.           In accordance with the Act (as defined in Section 1.1), the Members desire that (i) the Original LLC Agreement be amended and restated in its entirety in the form hereof, and (ii) each Member acquire Common Equity Units (as defined in Section 2.5 below) of the Company, as set forth opposite the name of such Member in column (5) on the Schedule of Members, and contribute, as their initial capital contribution, an aggregate of (x) $1,185,000 in cash, (y) $439,408 in aggregate principal amount of WPCS Notes, in each case, as set forth opposite the name of such Member in columns (3) and (4) on the Schedule of Members (the “Contributed Notes”) and (z) each Noteholder desires to assign to the Company and the Company desires to assume from each Noteholder, its rights as a holder of the Contributed Notes being contributed by such Noteholder to the Company under (A) the Securities Purchase Agreement, (B) the Registration Rights Agreement, (C) the Collateral Agency Agreement and (D) the Security Documents.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1
Organization

1.1           Formation.  The Company was formed on December 4, 2013 by the filing of a Certificate of Formation by an authorized person with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Limited Liability Company Act as in effect on the date hereof (as it may be amended from time to time, the “Act”).

1.2           Name.  The name of the Company shall be BTX Trader LLC.

1.3           Principal Place of Business.  The principal place of business of the Company shall be at c/o National Corporate Research, Ltd., 615 South Dupont Highway, Dover, County of Kent, Delaware 19901, or at such other place(s) as may be determined upon by the Managing Member from time to time.

1.4           Registered Agent.  The name and address of the registered agent for service of process on the Company in the State of Delaware shall be National Corporate Research, Ltd., 615 South Dupont Highway, Dover, County of Kent, Delaware 19901, or such other person as may be determined by the Managing Member from time to time.

1.5           Purposes of Company.  The purposes of the Company shall be to hold assets related to (or useful in connection with) Bitcoin and the Bitcoin network.  The Managing Member may elect to have the Company’s purpose be achieved (in whole or in part) through one or more wholly-owned subsidiaries of the Company (each, a “Subsidiary”).

1.6           Term.  The term of the Company shall be perpetual, unless the Company is dissolved in accordance with the provisions of the Act or this Agreement.

ARTICLE 2
Definitions

For purposes of this Agreement, in addition to the terms defined elsewhere herein, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

2.1           “Act” shall have the meaning provided by Section 1.1;

2.2           “Agreement” shall have the meaning provided by the preamble hereto;

2.3            “Capital Contribution” shall mean the cash and/or the agreed-upon value of any property contributed or deemed contributed pursuant to this Agreement, by a Member or by the Members, either on a given date or in the aggregate, as applicable;

2.4           “Code” shall mean the Internal Revenue Code of 1986, as amended;

2.5           “Common Equity Units” shall mean limited liability company interests of the Company having the rights and terms appurtenant thereto as specified in this Agreement for Common Equity Units;

2.6           “Company” shall have the meaning provided by the preamble hereto;

2.7           “Initial Capital” shall refer to the sum of amounts set forth in the Schedule of Members attached hereto;

2.8           “Initial Investment” shall mean the Company’s initial loan to and/or acquisition of assets from, Divya Thakur and Ilya Subkhankulov.

2.9           “Investment Profits” shall have the meaning provided by Section 8.1;

2.10            “Liquidation” shall mean any dissolution, termination, liquidation, or winding up of the Company, whether voluntary or involuntary;

2.11            “Loan” means one or more loans that the Company may incur, directly or indirectly, on or after the date hereof that encumbers all or any portion of the assets of the Company (if any);

2.12            “Managing Member” shall mean John O’Rourke for so long as such person has not been removed as Managing Member by judicial order or is deceased;

2.13            “Member” shall have the meaning provided by the preamble hereto;

2.14            “Proportionate Share” shall mean a Partner’s proportionate share of Common Equity Units as set forth on the Schedule of Members; and

2. 15           “Required Contribution” shall have the meaning provided by Section 3.2.

ARTICLE 3
Capital Contributions

3.1           Initial Capital Contributions.  On or prior to the business day immediately preceding the closing date of the Initial Investment (the “Initial Capital Contribution Date”), the Noteholders shall make the Capital Contributions to the Company as set forth opposite their name on Schedule (3) and (4) of the Schedule of Members.

(a)           As part of such Capital Contribution, effective as of the Initial Capital Contribution Date, each Noteholder hereby assigns, transfers, conveys and delivers to the Company all of its right, title and interest in and to the Contributed Note of such Noteholder, and with respect to the Contributed Note of such Noteholder, to the Securities Purchase Agreement, the Security Documents, the Registration Rights Agreement and the Collateral Agency Agreement.

(b)           On or prior to the Initial Capital Contribution Date, the Company and each Noteholder shall execute and deliver to WPCS the Notice and Acknowledgment of Transfer attached hereto as Exhibit A agreeing to be bound by all of the provisions contained therein.

(c)           The Company hereby acknowledges and agrees that such contribution of the Contributed Notes did not include any contribution or other assignment of the Exchange Cap Allocation (as defined in the WPCS Notes) of any Noteholder or Authorized Share Allocation (as defined in the WPCS Notes) of any Noteholder, in each case, with respect to the WPCS Notes held by each Noteholder and, consequently, the entire Exchange Cap Allocation and Authorized Share Allocation held by any such Noteholder immediately prior to such contribution shall be held by such Noteholder and apply to the remaining WPCS Notes held by such Noteholder after giving effect to such contribution.

3.2           Additional Capital Contributions.

(a)           The Members acknowledge and agree that the Company may require additional Capital Contributions to operate.  If the Managing Member, in good faith, determines that the Company requires additional Capital Contributions to fund its operations (other than for the purpose of making new investments), then each Member shall be required to contribute an amount (a “Required Contribution”) equal to its Proportionate Share of such additional Capital Contributions, in exchange for a number of Common Equity Units determined in accordance with Article 4.  Any such Required Contribution shall be made within fifteen (15) days after receiving written notice thereof. Without the applicable Member’s consent, the aggregate amount of Required Contributions with respect to such Member shall not exceed an amount equal to the amount of the Member’s share of Initial Capital originally contributed pursuant to Section 3.1 above.

(b)           Except as specifically set forth in this Article 3 or elsewhere in this Agreement or required by law, no Member shall be required to make any additional Capital Contributions to the Company.

3.3           Form of Contributions.  All Capital Contributions shall be made in cash, unless otherwise provided by this Agreement.

3.4           Failure to Contribute.  If a Member fails to timely and fully fund its share of a Required Contribution determined in accordance with Section 3.2(a), without limiting any other remedies available to the Company the other Member may at its sole option contribute an amount equal to the deficit, in exchange for such number of Common Equity Units determined in accordance with Article 4 below.

ARTICLE 4
Issuance of Units

In consideration for any disproportionately greater additional Capital Contribution made by a Member, the Company shall issue to such Member a number of additional Common Equity Units so as to increase such contributing Member’s percentage ownership of outstanding Common Equity Units to equal a fraction (i) the numerator of which is the sum of (A) the value of the Member’s own existing equity immediately prior to such event (as determined by the Managing Member in good faith) and (B) the amount of the additional Capital Contribution made by such Member, and (ii) the denominator of which is the sum of the value of all equity of the Company (as determined by the Managing Member in good faith) immediately prior to such event plus the amount of such additional Capital Contribution.  For the avoidance of doubt, the initial allocation and issuance of Common Equity Units to each Member is set forth opposite such Member’s name in column (5) of the Schedule of Members.

ARTICLE 5
Expenses

5.1           Except as provided in this Article 5 and/or in Article 13, each Member hereby acknowledges and agrees that all costs and expenses (including without limitation attorneys’ fees and costs) incurred by such Member in connection with this Agreement shall be borne by such Member.

5.2           The Company shall bear its own expenses, including, without limitation, brokerage commissions, interest expense, bank fees, and legal, accounting and other professional expenses.  The Managing Member (in its capacity as such) shall be entitled to reimbursement by the Company for the out-of-pocket expenses directly incurred by the Managing Member or any of its direct or indirect principals, employees or agents in connection with management of the Company.

ARTICLE 6
Management and Responsibilities

6.1           Management.

(a)           John O’Rourke agrees that he shall serve as Managing Member of the Company, without compensation as such.

(b)           The Managing Member shall have the sole right and authority to manage the Company and without limiting the generality of the foregoing, shall have the right, without the consent of any other party, to take any of the following actions, subject only to the express provisions of this Agreement and applicable law:

(i)           to acquire and dispose of any obligations, securities or financial instruments of or relating to the purposes of the Company;

(ii)           to invest any uncommitted cash held by the Company on a short-term basis;

(iii)           to borrow money on behalf of the Company, whether from Members or otherwise;

(iv)           to settle or compromise any claims against any party;

(v)           to incur expenses on behalf of the Company as provided in Article 5 above;

(vi)           to amend or modify any agreement to which the Company is a party or to waive any provisions thereof;

(vii)           to dissolve or liquidate the Company or petition for relief under applicable bankruptcy or insolvency laws; and

(viii)           to take all other actions and enter into any other binding commitments as the Managing Member may deem necessary or desirable in furtherance of the Company’s purposes.

(c)           The Managing Member may not be removed other than as a result of the Managing Member’s dissolution or pursuant to an order by a court of competent jurisdiction finding that the Managing Member has committed actual fraud in relation to the Company.

ARTICLE 7
Capital Accounts; Allocation of Income and Losses; Tax Matters

7.1           Capital Accounts.

(a)           A separate capital account shall be established and maintained for each Member throughout the term of the Company, and the balance of each such capital account shall be determined in accordance with the principles of Treasury Regulation Section 1.704-1(b)(2)(iv).

(b)           If any interest in the Company is transferred under this Agreement, the transferee shall succeed to the capital account of the transferor to the extent the capital account is attributable to the transferred interest.

7.2           Allocation of Income and Losses.  At the end of each fiscal year, Company items of income, gain, loss, deduction and/or credit for tax purposes shall be allocated among the Members in a manner such that the capital account of each Member, immediately after making such allocation is, as nearly as possible, equal to the distributions that would be made to such Members if the Company were to have sold its assets for an amount of cash equal to their adjusted tax bases, satisfied all of its liabilities and distributed all of its net assets in accordance with this Agreement immediately after making such an allocation.

7.3           Tax Matters.

(a)           The Members intend that the Company shall be treated as a partnership for tax purposes.  The Members hereby agree that they will not cause the Company to become an entity that is taxable as a corporation for federal income tax purposes.  No Member shall under any circumstances be required to pay or restore any portion of the negative balance in its capital account or to repay any portion thereof to the Company, any Company creditor or another Member, except as specifically provided herein.

(b)           The income, deductions, gains, losses and credits of the Company shall be allocated for federal, state, local and foreign income tax purposes by the Managing Member among the persons who were Members during the relevant taxable year.  For purposes of determining the share of any items allocated to any period during the relevant taxable year of the Company, such shares shall be determined by the Managing Member using any method permitted by the Code and the regulations thereunder.

(c)           Each Member agrees to promptly provide information as requested by the Managing Member (i) so that the Managing Member, in its sole discretion, can determine whether to file applicable composite returns and eligibility for inclusion in such returns, and (ii) so that the Company is not subject to, and does not have to withhold under, the Foreign Account Tax Compliance Act.

(d)           Each Member agrees not to treat, on any tax return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Company.

ARTICLE 8
Distributions

8.1           Distribution of Investment Profits.  The Company shall make distributions of Investment Profits from time to time (which timing shall be at the Managing Member’s sole discretion), promptly upon receipt of amounts that constitute Investment Profits, to the Members, pro rata, based upon the number of Common Equity Units owned by each such Member in the Company.  “Investment Profits” shall mean the positive difference (if any) between (x) an amount equal to the sum of all interest and dividend income and sales proceeds income to the Company plus all other Company revenue, and (y) an amount equal to the sum of all current operating and other expenses of the Company, and reserves for other contingencies established by the Managing Member.  The Managing Member may also make distributions of assets in kind, at its sole discretion.

8.2           Limitations on Distributions.  Notwithstanding any provision of this Agreement to the contrary, the Company shall make distributions pursuant to this Article 8 only to the extent of the Company’s available cash (or, in the case of a distribution of assets in kind, to the extent of such available assets), as determined by the Managing Member in its sole discretion.  Other than as may be expressly set forth in this Agreement, the Company shall not be obligated to sell any asset, to borrow, or to take any action outside the ordinary course of business, in order to fund any distribution.

8.3           No Right to Withdrawal.  No Member shall be entitled to withdraw any amount from the Company, except as provided in this Agreement.

8.4           Liquidating Distributions.  Upon a Liquidation, after all of the Company’s debts have been paid, distributions shall be made pursuant to this Section 8.

ARTICLE 9
No Additional Members; Restrictions on Transfer

9.1           No additional Members shall be admitted to the Company (or to any Subsidiary) except pursuant to an amendment hereto, as provided in this Article 9 or as required by operation of law.

9.2           No Member shall Assign any or all of its beneficial ownership interest in the Company or its responsibilities under this Agreement, without the prior written approval of the Managing Member, which approval may be granted or withheld in its sole and absolute discretion, except as may be required by operation of law.  For the purposes of this Agreement, "Assign" means any sale, assignment, pledge, hypothecation, encumbrance, disposition, transfer, gift or attempt to create or grant a lien or security interest in the beneficial ownership interests, whether voluntary, involuntary, by operation of law or otherwise, and “beneficial ownership interest” includes any direct or indirect interest in the capital, profits and other economic rights, claims, interests or obligations of or with respect to a person or in the control or voting rights or obligations of the person.

ARTICLE 10
Other Activities

10.1           Except as expressly provided in this Agreement, each Member consents that the other Member(s) and their principals and affiliates, may engage in or possess an interest in, directly or indirectly, any other present or future business venture of any nature or description for its own account, independently or with others, and may be or become the manager or general partner in other investment entities, and neither the Company nor any other Member shall have any rights in or to such independent venture or the income or profits derived therefrom.

ARTICLE 11
Fiscal Year; Books & Records; Reports; Tax Matters Partner

11.1           Fiscal Year.  The Company’s fiscal year shall be the calendar year.

11.2           Books and Records.  The books of account and records of the Company shall be maintained at its principal place of business or at such other location as may be determined by the Managing Member.  Such books of account need not, unless so elected by the Managing Member, be audited.  The books and records and tax returns discussed below shall be prepared using the accrual  method of accounting.

11.3           Reports.  The Company shall provide or cause to be provided to each Member the following reports:

(a)           By December 1 of each year, the Company’s best estimate of the Company’s taxable income as of September 30 of such year (as computed for U.S. federal income tax purposes) for such fiscal year to date, and projected taxable income for such entire year;

(b)           As soon as practicable but in any event within forty (40) days after the close of each calendar quarter other than the fourth quarter of each year, quarterly unaudited financial reports, including a balance sheet and income and expense statements; and

(c)           As soon as reasonably practicable after the end of each fiscal year (but no later than April 30), the Company’s accountant shall prepare and mail to each Member (unless waived) during such year a report setting forth as of the end of such year: (A) the balance sheet and income and expense statements of the Company prepared in accordance with U.S. generally accepted accounting principles consistently applied, but without footnotes; and (B) a copy of Schedule K-1 (or, in the case of an extension, a copy of an estimated Schedule K-1) to the Company’s federal income tax return (and any state tax returns) for the preceding year, in a form sufficient to enable that Member to determine its share, for federal (and state) income tax purposes, of all items of Company income, gain, loss, deduction and credit.

11.4           Tax Matters Partner.  The Managing Member shall at all times constitute, and have full powers and responsibilities of, the “tax matters partner” of the Company (the “Tax Matters Partner”) for federal, state, local and foreign tax purposes.  In the event the Company shall be the subject of an income tax audit by any federal, state, local or foreign authority, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof, and the Tax Matters Partner shall be indemnified and held harmless by the Company for any action so taken by him in good faith.

ARTICLE 12
Dissolution; Liquidation Proceeds; Winding Up

12.1           Dissolution.  The Company shall be dissolved and its business terminated at any time in the sole discretion of the Managing Member, or upon the sale of all of the assets of the Company for cash or cash equivalents.

12.2           Liquidation Proceeds.  All proceeds from a Liquidation shall be distributed pursuant to Section 8.5 hereof.

12.3           Winding Up.  The winding up of the Company shall be completed when all debts, liabilities and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining assets of the Company have been distributed to the Members in accordance with Section 8.4 above.

ARTICLE 13
Release and Indemnity

13.1           The Managing Member shall not be liable to the Company or to any other Member for any losses or liabilities caused by an act or omission of such Managing Member or its employees or agents, except for such person’s acts or omissions constituting fraud, self-dealing or other intentional or criminal wrongdoing.  The Managing Member may consult with legal counsel selected by him in good faith, and any action or omission taken or suffered by the Managing Member in reliance on and accordance with the opinion or advice of such counsel shall be full protection and justification to the Managing Member and its employees and agents with respect to the action or omission so taken or suffered.  The fiduciary duty of care is hereby eliminated to the fullest extent permitted under the Act.

13.2           The Company shall indemnify and hold harmless the Managing Member (and any successor thereto, whether or not such successor is a Member) and each of its employees, affiliates and agents (each, an “Indemnified Person”) from and against any loss, cost or expense (a “Loss”) suffered or sustained by the Indemnified Person (including, without limitation, reasonable attorneys' fees) by reason of the fact that he is or was the Managing Member of the Company, or an employee, affiliate or agent of the Managing Member, and incurred in connection with any defense of any actual or any threatened action or proceeding by a third party, or any judgment or settlement with respect thereto, provided such Loss resulted from action or inaction taken in good faith for a purpose which such Indemnified Person reasonably believed to be in, or not opposed to, the best interests of the Company, and further provided such Loss did not arise from any fraud, self-dealing or intentional or criminal wrongdoing by such Indemnified Person.  The Company shall, upon request, advance amounts and/or pay reasonable documented expenses as incurred by the Indemnified Person in connection with the indemnification obligation herein; provided, however, such payment of expenses in advance shall be made only upon receipt of a written undertaking by such Indemnified Person to the Company to repay all amounts advanced if it should be ultimately determined that such Indemnified Person is not entitled to indemnification or advancement of expenses under this Agreement or applicable law.

13.3           The parties acknowledge that notwithstanding the foregoing release and indemnity, certain claims arising out of the Investment Advisers Act of 1940, as amended, and certain other laws may not be subject to waiver or be indemnifiable.  In the event this indemnification obligation shall be deemed to be unenforceable, whether in whole or in part, such unenforceable portion shall be stricken or modified so as to give effect to this paragraph to the fullest extent permitted by law.

13.4           The indemnification provided under this Article 13 shall not be deemed exclusive of any other rights to which an Indemnified Person may be entitled under law and shall continue as to a person who has ceased to be an Indemnified Person and shall inure to the benefit of the heirs, executors and administrators of such a person.

13.5           The Company shall have power at any time to purchase and maintain insurance on behalf of any person who is or was an Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article 13.

ARTICLE 14
Representations and Warranties

14.1           Each Member hereby represents and warrants to the other Member as follows:

(a)           If applicable, such Member is duly formed and validly existing under the laws of the jurisdiction of its organization with full power and authority to enter into this Agreement and to conduct its business to the extent contemplated in this Agreement;

(b)           This Agreement has been duly authorized, executed and delivered by such Member and constitutes the valid and legally binding agreement of such Member, enforceable in accordance with its terms against such Member, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to creditors’ rights generally, by general equitable principles and by any implied covenant of good faith  and fair dealing;

(c)           The execution and delivery of this Agreement by such Member and the performance of its duties and obligations hereunder do not and will not result in a breach of nor conflict with any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate to which such Member is a party or by which it is bound or to which its properties are subject or  require any authorization or approval under or pursuant to any of the foregoing, or violate any statute, regulation, law, order, writ, injunction,  judgment or decree to which such Member is subject, or require any  governmental consent; and

(d)           Such Member is relying on such Member’s own tax, legal and accounting professionals and consultants in connection with such Member entering into this Agreement.

(e)           If the initial capital contribution of such Member includes any Contributed Notes, (i) such Member is the sole record and beneficial owner of such Contributed Notes being contributed by such Member to the Company and owns such Contributed Notes free from all taxes, liens, claims, encumbrances and charges and (ii) there are no outstanding rights, options, subscriptions or other agreements or commitments obligating such Member to sell or transfer such Contributed Notes and (iii) such Contributed Notes are not subject to any lock-up or other restriction on their transfer or on the ability of such Member to sell or transfer such Contributed Notes.

(f)           Without suggesting that an offering of securities is being conducted hereby, each Member hereby acknowledges and agrees as follows:

(i)           Each Other Member is an “accredited investor” as defined in Rule 501 ofRegulation D promulgated under the Securities Act and is managed by one or more highly sophisticated parties who have had the opportunity to ask questions of and have received appropriate answers from, the Managing Member and its principals or agents;

(ii)           The Common Equity Units in the Company have not been registered under the Securities Act, or analogous state laws and may not be able to be transferred or sold without registration under the Securities Act and laws or an available exemption therefrom;

(iii)           There can be no assurance that the Company will realize any profits and not incur losses.  Each Other Member acknowledges receipt of a packet of disclosure materials concerning the Initial Investment and can afford the risk of an entire loss of its Capital Contributions; and

(iv)           No Other Member will have the ability to control the terms of Initial Investment or the timing of distributions or the liquidation of the Company.

ARTICLE 15
Miscellaneous

15.1           Notices.  All notices, demands and other communications to be given and delivered under or by reason of provisions under this Agreement shall be in writing and shall be deemed to have been given on the date when personally delivered, or when transmitted by e-mail, or when sent by reputable overnight courier service, in each case to the recipient at the address or email address set forth below or to such other address or email address or to the attention of such other person as has been indicated in writing to the Company and the other Members.  For the avoidance of doubt, any obligation of a party under this Agreement to obtain any agreement or consent of another person “in writing” may be fulfilled if such party delivers an appropriate notice to the applicable person pursuant to this Section and the applicable person affirmatively responds to such notice by notice in accordance with the notice provisions set forth in the Schedule of Members.

15.2           Counterparts.  This Agreement may be executed in counterparts and execution and delivery by facsimile or email transmission is authorized for all purposes.

15.3           Attorneys’ Fees.  In the event a party hereto files any action, lawsuit or other legal proceeding against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, the prevailing party in such proceeding will be entitled to have and recover certain fees from the other party including all reasonable attorneys’ fees and costs resulting therefrom.

15.4           Entire Agreement; Binding Effect.

(a)           This Agreement constitutes the whole and only agreement between the parties relating to the subject matter of this Agreement.

(b)           Subject in all respects to the limitations concerning the Assignment of interests in the Company contained herein and except as otherwise herein expressly provided, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted Assigns.

15.5           Amendments to this Agreement.  Notwithstanding any provision of this Agreement to the contrary, the terms and provisions of this Agreement may be modified or amended at any time and from time to time, but only with the prior written consent of all Members; provided, that the Managing Member shall have the right in its sole discretion to make insubstantial changes hereto and changes necessary to comply with applicable law or regulatory requirements.  Each Other Member hereby consents to the Managing Member’s amendment of this agreement to allow for the issuances of additional classes of interests and or to convert the Company to a “series company” under the act and to admit additional members to such classes or series, provided that the legal and economic terms applicable to the Other Members are not changed in a materially adverse manner.

15.6           Construction.  Headings at the beginning of each section or subsection are solely for the convenience of the parties and are not a part of this Agreement.  This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.

15.7           Relationship of Parties.  Nothing herein contained shall be considered to constitute any Member as the agent of any other Member, except as may be specifically authorized and provided for herein.

15.8           Governing Law.  This Agreement shall be governed by and interpreted in accordance with Delaware law (without regard to conflict of law provisions).  To the fullest extent permitted by law, in the event of any dispute arising out of the terms and conditions of this Agreement, the parties hereto consent and submit to the personal jurisdiction and venue of the federal and state courts located in New York, New York.

15.9           Further Assurances.  Each Member shall promptly execute and deliver all further instruments and documents and take such further action as may be reasonably necessary or desirable to effectuate the intent and purposes of this Agreement.

15.10           Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so as to cause the economic substance of the transactions contemplated hereby not to be affected in any adverse manner to either party.

15.11           Waiver.  No waiver of any breach of any provision of this Agreement shall constitute a waiver of any other breach of such provision or any other provision hereof.

15.12           Sole Discretion.  In any instance in this Agreement in which a Member may act in its sole discretion, such sole discretion means the sole, absolute and unfettered discretion of such Member, without any express or implied obligation or duty of good faith.

15.13           Confidentiality.  The Members agree that this venture and any information of or concerning other Member(s), or any of their affiliates, including the fact that the Members have entered into this Agreement, or any confidential information of or relating to the any business acquired by the Company and received from such business or its agents, are confidential and shall not be disclosed to any third party or used by a Member at any time, except as may be required by law or as determined by the Managing Member to be in furtherance of the Company’s purposes.  The Managing Member may, but need not, disclose the general substance of this Agreement to the investors in its “feeder funds.”  Such restrictions shall not apply, however, to any information which enters the public domain other than through breach of this paragraph.

15.14           Uniform Commercial Code.  Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8 102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the undersigned Members have executed this Agreement as of the date first written above.

INITIAL MEMBER AND MANAGING MEMBER:

____________________________________
      JOHN O’ROURKE

Agreed and Accepted by:

BTX TRADER LLC

By:
Name: John O’Rourke
Title: Managing Member

IN WITNESS WHEREOF, the Company and the undersigned Members have executed this Agreement as of the date first written above.

OTHER MEMBERS:

HUDSON BAY MASTER FUND LTD

By:
Name:
Title:

IN WITNESS WHEREOF, the Company and the undersigned Members have executed this Agreement as of the date first written above.

OTHER MEMBERS:

ATG CAPITAL LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the Company and the undersigned Members have executed this Agreement as of the date first written above.

OTHER MEMBERS:

IROQUOIS MASTER FUND LTD.

By:
Name:
Title:

AMERICAN CAPITAL MANAGEMENT LLC

By:
Name:
Title:

IN WITNESS WHEREOF, the Company and the undersigned Members have executed this Agreement as of the date first written above.

OTHER MEMBERS:

GRQ CONSULTANTS, INC. ROTH 401K FBO BARRY HONIG

By: _____________________________
Name:
Title:

HS CONTRARIAN INVESTMENTS, LLC

By: _____________________________
Name:
Title:

____________________________________
      BARRY HONIG

____________________________________
      RICHARD MOLINSKY

____________________________________
      JOHN FORD

Schedule of Members

(1)	(2)	(3)	(4)	(5)	(6)

Buyer	Address and Facsimile Number	Aggregate Original Principal Amount of Contributed Notes	Initial Cash Contribution	Common Units	Legal Representative’s Address and Facsimile Number

Hudson Bay Master Fund Ltd.	777 Third Avenue, 30th Floor New York, NY 10017 Attention: Yoav Roth Facsimile: (212) 571-1279 E-mail: investments@hudsonbaycapital.com	$143,131	$385,996.32	3,258	N/A
Iroquois Master Fund Ltd.	c/o Iroquois Capital Management, LLC 641 Lexington Avenue 26th Floor New York, NY 10022 Attention: Joshua Silverman Facsimile: (646) 274-1728 Telephone: (212) 974-3070 Email: jsilverman@icfunds.com	$132,146	$356,371.32	3,007	N/A
American Capital Management LLC	c/o Iroquois Capital Management, LLC 641 Lexington Avenue 26th Floor New York, NY 10022 Attention: Joshua Silverman Facsimile: (646) 274-1728 Telephone: (212) 974-3070 Email: jsilverman@icfunds.com	$12,924	$34,852.94	294	N/A
GRQ Consultants, Inc. Roth 401K FBO Barry Honig	c/o Barry Honig 555 S Federal Highway #450 Boca Raton, FL 33432 Email: BRHonig@aol.com	N/A	$90,000.00	554	N/A
HS Contrarian Investments, LLC	c/o John Stetson 347 N New River Drive East #804 Fort Lauderdale, FL 33301 Email: stetson.john@gmail.com	$32,309	$200,000.00	1,430	N/A
Barry Honig	c/o Barry Honig 555 S Federal Highway #450 Boca Raton, FL 33432 Email: BRHonig@aol.com	$105,975	$82,926.47	1,163	N/A
Richard Molinsky	51 Lords Hwy East Weston,CT 06883 Email: rmol15@aol.com Residence: Connecticut	$10,985	$29,625.00	250	N/A
ATG Capital LLC	511 SE 5th Ave Suite 613 Fort Lauderdale, FL 33301 Email: tagjohn@gmail.com Attention: John O’Rourke	$1,292	$3,485.29	29	N/A
John Ford	90 Horseshoe Hill Rd Bolinas, CA, 94924 E-mail: bajarest@gmail.com Attention: John Ford	$646	$1,742.65	15	N/A
TOTAL		$439.408	$1,185,000	10,000

EXHIBIT A

NOTICE AND ACKNOWLEDGEMENT AND JOINDER AGREEMENT

This Notice and Acknowledgement and Joinder Agreement (the “Notice and Acknowledgement”) dated as of December 17, 2013, by and between WPCS International Incorporated, a Delaware corporation with offices located at One East Uwchlan Avenue, Suite 301, Exton, Pennsylvania 19341 (the “Company”) and BTX Trader LLC, a Delaware limited liability company (the “Assignee”).

Reference is made to (a) the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of December 4, 2012, by and among the Company, and the investors listed on the Schedule of Buyers attached thereto (individually, a “Buyer” and collectively, the “Buyers”), whereby the Buyers purchased for an aggregate purchase price of $4,000,000, $4,000,000 in senior secured convertible notes (the “Original Notes”) and warrants, which are initially exercisable into shares of common stock, $0.0001 par value of the Company (the “Common Stock”) and (b) the Amended and Restated Limited Liability Company Agreement of the Assignee (the “Contribution Agreement”), dated as of December 17, 2013, by and among the Buyers listed on Schedule I attached hereto (the “Assignors”) and the Assignee, whereby each Assignor (i) contributed, as part of its initial capital contribution to the Assignee, such aggregate original principal amount of the Original Note as described on Schedule I attached hereto opposite the name of such Assignor (collectively, the “Contributed Notes”) and (ii) assigned to Assignee such Assignor’s rights as a holder of such Contributed Note of such Assignor pursuant to (w) the Securities Purchase Agreement, (x) the Registration Rights Agreement (as defined in the Securities Purchase Agreement), (y) the Security Documents (as defined in the Securities Purchase Agreement) and (z) the Collateral Agency Agreement (as defined in the Securities Purchase Agreement) (collectively, the “Contribution and Assignment”).

The Company and the Assignee hereby agree as follows:

1.           The Company hereby acknowledges that it has received notice of the Contribution and Assignment in accordance with the Contribution Agreement as of the date first above written.

2.           The Assignee (i) agrees that it will perform in accordance with their terms all of the agreements and obligations which by the terms of the Securities Purchase Agreement, the Registration Rights Agreement, the Security Documents and the Collateral Agency Agreement is required to be performed by it as a Buyer and, as of the Effective Date (as defined below), the terms of the Securities Purchase Agreement, the Registration Rights Agreement, the Security Documents and the Collateral Agency Agreement shall be the binding obligations of the Assignee; (ii) represents and warrants that the representations and warranties of the Buyer contained in the Securities Purchase Agreement, the Registration Rights Agreement, the Security Documents and the Collateral Agency Agreement are true and correct as if made by the Assignee on the date hereof; and (iii) agrees that it shall execute and deliver such additional documents assuming the obligations of the Assignors and perform all tasks reasonably requested by the Company to effect the assignment contemplated hereby.

3.           This agreement shall become effective on such date (the “Effective Date”) as the Company, the Assignee and the Assignors have executed and delivered this Notice and Acknowledgement.

4.           The Company and the Assignee agree that as of the Effective Date the Assignee shall be a party to the Securities Purchase Agreement, the Registration Rights Agreement, the Security Documents and the Collateral Agency Agreement and, to the extent provided in this Notice and Acknowledgement, have the rights and obligations under the Securities Purchase Agreement, the Registration Rights Agreement, the Security Documents and the Collateral Agency Agreement of the Assignors with respect to the Contributed Notes.

5.           The Assignee hereby acknowledges and agrees that such contribution of the Contributed Notes did not include any contribution or other assignment of the Exchange Cap Allocation (as defined in the Original Notes) of any Noteholder or Authorized Share Allocation (as defined in the Original Notes) of any Noteholder, in each case, with respect to the Original Notes held by each Noteholder and, consequently, the entire Exchange Cap Allocation and Authorized Share Allocation held by any such Noteholder immediately prior to such contribution shall be held by such Noteholder and apply to the remaining Original Notes held by such Noteholder after giving effect to such contribution.

6.           Each of the parties represents and warrants that it is duly authorized to enter into this Notice and Acknowledgement.  This Notice and Acknowledgement shall be binding on each party's successors and permitted assigns.  This Notice and Acknowledgement is personal to the parties and may not be assigned or transferred by any party without the prior written consent of the other parties.

7.           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.  EACH PARTY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT IN A U.S. FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY, CITY, AND STATE OF NEW YORK.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF SUCH COURT AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM OR A LACK OF PERSONAL JURISDICTION TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION OR VENUE ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY HERETO.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Notice and Acknowledgement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE COMPANY:

WPCS INTERNATIONAL INCORPORATED

By:
Name:
Title

ASSIGNEE:

BTX TRADER LLC

By:
Name: John O’Rourke
Title: Managing Member

Agreed and accepted,
this ___ day of December, 2013

WORLDWIDE STOCK TRANSFER LLC,
as Collateral Agent

By:
Name:
Title

ASSIGNORS:

Agreed and accepted,
this ___ day of December, 2013

HUDSON BAY MASTER FUND LTD

By:
Name:
Title:

ASSIGNORS:

Agreed and accepted,
this ___ day of December, 2013

ATG CAPITAL LLC

By:
Name:
Title:

ASSIGNORS:

Agreed and accepted,
this ___ day of December, 2013

IROQUOIS MASTER FUND LTD.

By:
Name:
Title:

AMERICAN CAPITAL MANAGEMENT LLC

By:
Name:
Title:

ASSIGNORS:

Agreed and accepted,
this ___ day of December, 2013

HS CONTRARIAN INVESTMENTS, LLC

By: _________________________________
Name:
Title:

____________________________________
      BARRY HONIG

____________________________________
      RICHARD MOLINSKY

____________________________________
      JOHN FORD

Schedule I

Schedule of Assignors and Contributed Notes

Buyer	Address and Facsimile Number	Aggregate Original Principal Amount of Contributed Notes	Legal Representative’s Address and Facsimile Number

Hudson Bay Master Fund Ltd.	777 Third Avenue, 30th Floor New York, NY 10017 Attention: Yoav Roth Facsimile: (212) 571-1279 E-mail: investments@hudsonbaycapital.com	$143,131	N/A
Iroquois Master Fund Ltd.	c/o Iroquois Capital Management, LLC 641 Lexington Avenue 26th Floor New York, NY 10022 Attention: Joshua Silverman Facsimile: (646) 274-1728 Telephone: (212) 974-3070 Email: jsilverman@icfunds.com	$132,146	N/A
American Capital Management LLC	c/o Iroquois Capital Management, LLC 641 Lexington Avenue 26th Floor New York, NY 10022 Attention: Joshua Silverman Facsimile: (646) 274-1728 Telephone: (212) 974-3070 Email: jsilverman@icfunds.com	$12,924	N/A
HS Contrarian Investments, LLC	c/o John Stetson 347 N New River Drive East #804 Fort Lauderdale, FL 33301 Email: stetson.john@gmail.com	$32,309	N/A
Barry Honig	c/o Barry Honig 555 S Federal Highway #450 Boca Raton, FL 33432 Email: BRHonig@aol.com	$105,975	N/A
Richard Molinsky	51 Lords Hwy East Weston,CT 06883 Email: rmol15@aol.com Residence: Connecticut	$10,985	N/A
ATG Capital LLC	511 SE 5th Ave Suite 613 Fort Lauderdale, FL 33301 Email: tagjohn@gmail.com Attention: John O’Rourke	$1,292	N/A
John Ford	90 Horseshoe Hill Rd Bolinas, CA, 94924 E-mail: bajarest@gmail.com Attention: John Ford	$646	N/A
TOTAL		$439,408